                                                            Exhibit 99.7



MEDIQ Incorporated
One MEDIQ Plaza
Pennsauken, New Jersey

Ladies and Gentlemen:

   I hereby consent to the references to me becoming a Director of MEDIQ Incorporated appearing in the Registration Statement on Form S-4 of MEDIQ Incorporated, the preliminary copy of which was initially filed on February 12, 1998 with the Securities and Exchange Commission.

                                         Sincerely yours,



                                         /s/ Michael J. Rotko
                                         -----------------------
                                             Michael J. Rotko